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                                                                     EXHIBIT 5.1



             [Letterhead of Troy & Gould Professional Corporation]



                               December 10, 1998

                                                                          CRE4-1

Creative Master International, Inc.
Casey Ind. Bldg, 8th Floor
18 Bedford Rd., Taikoktsui
Kowloon, Hong Kong

     Re:  Registration Statement on Form SB-2
          (Registration No. 333-65929)
          -----------------------------------

Gentlemen:

     We have acted as securities counsel to Creative Master International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form SB-2, as amended, Registration No. 333-65929 (the "Registration Statement"). The Registration Statement relates to the public offering by the Company and certain selling stockholders named therein (the "Selling Stockholders") of up to 1,840,000 shares of Common Stock of the Company, of which 1,525,276 shares are to be issued and sold by the Company (the "New Shares"), 74,724 are to be sold by certain Selling Stockholders in the offering, and 240,000 shares are to be sold by a Selling Stockholder solely to cover over-allotments, if any (collectively, the "Outstanding Shares"). Another 160,000 shares issuable upon exercise of warrants issued to Cruttenden Roth Incorporated as representative of the several underwriters of the public offering (the "Warrant Shares"). All of the securities referenced above are referred to herein collectively as the "Securities."

     The Securities are to be sold by the Company and the Selling Stockholders pursuant to an Underwriting Agreement (the "Underwriting Agreement") by and among the Company, the Selling Stockholders and Cruttenden Roth Incorporated, acting as representative of the several underwriters named in the Underwriting Agreement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement; (ii) the Certificate of Incorporation and the Bylaws of the Company, as amended to date; (iii) the form of the Underwriting Agreement; (iv) the
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Creative Master International, Inc.
December 10, 1998
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form of certificate evidencing Common Stock; (v) resolutions adopted by the
Board of Directors of the Company relating to the issuance of the New Shares and the Outstanding Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based on the foregoing, it is our opinion that, subject to effectiveness with the Securities and Exchange Commission of the Registration Statement and to registration or qualification under the securities laws of the states in which securities may be sold:

          1. The New Shares and Warrant Shares are duly and validly authorized and, upon the issuance thereof in the manner contemplated in the Registration Statement and the Underwriting Agreement, and upon payment therefor, will constitute legally issued, fully paid and nonassessable shares of Common Stock of the Company; and

          2. The Outstanding Shares are duly and validly authorized and constitute legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     We consent to the use of our name under the caption "Legal Matters" in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the
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Creative Master International, Inc.
December 10, 1998
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term "expert" as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                              Very truly yours,

                              /s/ TROY & GOULD

                              TROY & GOULD
                              Professional Corporation